Exhibit 4.42

Business Operation Agreement

This Business Operation Agreement (hereinafter referred to as “Agreement”) was made as of the 28th day of December, 2020 in Beijing, the People’s Republic of China (“PRC”) by and among the parties (hereinafter referred to as “Parties”) as follows:

Party A: Tianjin Studyvip Education Co., Limited

Registered Address: Dongfangmingdi 1808, West Binhe Road, China (Tianjin) Pilot Free-Trade Zone, Tianjin, China

Legal Representative: LIU Tongbo

Party B: Wuhan Fangtang Education Technology Co., Ltd.

Registered Address: Room 04, 3rd Floor, Building 3, Building 1, 2, 3, Contemporary China Venture Center, No. 20, Guannanyuan 1st Road, East Lake New Technology Development Zone, Wuhan (Wuhan Area, Free Trade Zone)

Legal Representative: SHENG Heqiang

Party B’s Subsidiaries: Any companies, schools and related institutions (hereinafter referred to as the “Party B’s Subsidiaries”) to be updated from time to time according to this Agreement in which 50% or more of the shares or investment interests are held by Party B.

Party C: As shown in Annex I hereto.

Whereas:

1.	Party A is a wholly foreign-owned enterprise legally incorporated and validly existing within the territory of the PRC.
2.	Party B is a limited liability company incorporated in the PRC.
3.

Party A has established the business relationship with Party B and Party B’s Subsidiaries by signing the Exclusive Technical Consultation and Service Agreement and other agreements; Party B and Party B’s Subsidiaries shall pay various amounts to Party A under such agreements, and therefore any daily operating activities of Party B and Party B’s Subsidiaries will have a substantial impact on their ability to pay the corresponding amounts to Party A.

4.	Any interests held by Party C in Party B and the shareholding structure are shown in Annex II hereto.

Therefore, this Agreement is entered into by and among the Parties through friendly consultation based on the principle of equality and mutual benefit subject to the terms and conditions as follows:

1.	Obligation of omission

In order to ensure that Party B and Party B’s Subsidiaries perform any agreements signed with Party A and their obligations to Party A, Party B, Party B’s Subsidiaries and Party C hereby acknowledge and agree that, unless they obtain the prior written consent of Party A or any other parties designated by Party A, Party B and Party B’s Subsidiaries shall not conduct any transactions and actions that may have substantial adverse effects on their assets, business, personnel, obligations, rights or company operations, including but not limited to:

1.1	Carrying out any activities beyond the normal business scope of the company or failure to operate company business in any way as consistent and usual as those in the past;
1.2	Borrowing money from any third party or assuming any debts;
1.3	Changing or removing any directors of the company or dismissing and replacing any senior managers of the company;
1.4

Selling to or acquiring from any third party or otherwise disposing of any assets or rights (including but not limited to any intellectual property rights) with the total value of RMB 0.05 million or more;

1.5	Providing any third party with any form of guarantees or creating any form of encumbrances on any assets of the company (including any intellectual property rights);
1.6	Amending the articles of association or changing the business scope of the company;
1.7	Changing the normal business procedures of the company or modifying any major internal rules and regulations of the company;
1.8	Transferring their rights and obligations under this Agreement to any third party;
1.9	Making any major adjustments to their business operation model, marketing strategy, management policy or customer relations; and
1.10	Distributing any bonus and dividend in any form.
2.	Operating Management and Personnel Arrangement
2.1

Party B, Party B’s Subsidiaries and Party C hereby agree to accept any appointment and dismissal of employees of the company provided by Party A from time to time and any opinions and instructions on the daily operating management, financial management system, etc., of the company and strictly implement them.

2.2

Party B, Party B’s Subsidiaries and Party C hereby agree that Party C shall, in accordance with the laws and regulations and the articles of association, elect or appoint any persons designated by Party A as director (or executive director) or supervisor of Party B and Party B’s Subsidiaries and cause such persons elected as director to elect the chairman of the company (if the company has a board of directors) according to Party A’s recommendation of candidate and shall appoint any persons designated by Party A as general manager, chief financial officer and other senior managers of Party B and Party B’s Subsidiaries.

2.3

When the aforesaid directors or senior managers designated by Party A leave Party A for any reasons whatsoever (including but not limited to any voluntary resignation and dismissal by Party A), they will be disqualified from holding a post in Party B and Party B’s Subsidiaries. In such a case, Party B, Party B’s Subsidiaries and Party C shall immediately dismiss the aforesaid persons from any post in Party B and Party B’s Subsidiaries and immediately elect or employ any other persons otherwise designated by Party A to hold such post.

2.4	For the purpose of the Section 2.3 above, Party B, Party B’s Subsidiaries and Party C shall, in accordance with the laws, articles of association and this Agreement, take all necessary internal and external procedures of the company to complete the above dismissal and appointment procedures.
2.5

Party C hereby agrees that, when signing this Agreement, it shall sign a power of attorney in such form and substance as shown in Annex III hereto and shall, according to such power of attorney, irrevocably authorize any persons designated by Party A to exercise its shareholder rights on its behalf and exercise all shareholders’ voting rights in the name of shareholders at any meeting of shareholders held by Party B and Party B’s Subsidiaries. Party C further agrees that it shall replace at any time the designated authorized persons in the forgoing power of attorney according to Party A’s requirements.

3.	Miscellaneous Provisions
3.1

If any of the agreements among Party A and Party B and Party B’s Subsidiaries is terminated or expires, Party A shall have the right to decide whether to terminate all agreements among Party A and Party B and Party B’s Subsidiaries, including but not limited to any Exclusive Technical Consultation and Service Agreement.

3.2

Considering that Party A has established the business relationship with Party B and Party B’s Subsidiaries by signing an Exclusive Technical Consultation and Service Agreement and other agreements, any daily operating activities of Party B and Party B’s Subsidiaries will have a substantial impact on their ability to pay the corresponding amounts to Party A. Party C agrees that, subject to the provisions of Article 1 hereof, any incomes or interests shall be immediately paid or transferred without compensation to Party A when they are realized, under no conditions, out of any bonuses, dividend distributions or any other similar incomes or interests (regardless of their specific form) that are received by Party C from Party B and Party B’s Subsidiaries in the capacity of a shareholder of Party B and Party B’s Subsidiaries and that it shall, according to Party A’s requirements, provide all necessary documents or take all necessary actions to realize such payment or transfer.

3.3

In case of any added Party B’s Subsidiary at any time after the effective date of this Agreement, Party B and Party C shall cause such newly added Party B’s Subsidiary to sign a letter of acceptance of rights and obligations in such form and substance as shown in Annex IV hereto and any other legal documents permitted or required by the laws of the PRC so as to enable such newly added Party B’s Subsidiary to join this Agreement and fully accept any obligations and rights to be assumed and enjoyed by Party B’s Subsidiaries under this Agreement. From the execution date of such letter of acceptance of rights and obligations and any other legal documents permitted or required by the laws of the PRC, such newly added Party B’s Subsidiary shall be deemed to be a signatory to this Agreement. Any other Parties hereto hereby agree to and fully accept the foregoing arrangement.

4.	Entire Agreement and Amendment
4.1

This Agreement and all agreements and/or documents referred to or expressly contained herein shall constitute an entire agreement among the Parties in respect of the subject matter of this Agreement and supersede all prior oral and written agreements, contracts, understandings and communications among the Parties in relation to the subject matter of this Agreement.

4.2

No amendments to this Agreement shall be valid unless a written agreement is signed by the Parties. Any amendment and supplementary agreements duly signed by the Parties in relation to this Agreement shall form an integral part of this Agreement and be equally authentic as this Agreement.

5.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.	Dispute Resolution
6.1

In case of any disputes among the Parties arising out of the construction and performance of any provisions of this Agreement, the Parties shall resolve such disputes through consultation in good faith. If such disputes can not be resolved through consultation, any Party may submit such disputes to China International Economic and Trade Arbitration Commission for resolution by arbitration in accordance with the existing arbitration rules of such Commission in force. The place of arbitration shall be Beijing, and the language to be used in the arbitration proceedings shall be Chinese. Any arbitral award shall be final and binding upon the Parties. No provisions of this Article shall be affected by any termination or cancellation of this Agreement.

6.2	Except for any matters disputed by the Parties hereto, the Parties hereto shall continue to perform their respective obligations under this Agreement based on the principle of good faith.
7.	Notices

Any notices sent by the Parties for the performance of their rights and obligations under this Agreement shall be made in writing and be sent to the following addresses of one or all of the Parties hereto by personal delivery, registered mail, postage prepaid mail, recognized express service or facsimile transmission.

Party A,

Address: Building 6, Chaolai Science and Technology Park, Laiguangying, Chaoyang District, Beijing

Tel.:[•]

Attn.: LIU Botong

Party B and Party B’s Subsidiaries

Address: Room 04, 3rd Floor, Building 3, Building 1, 2, 3, Contemporary China Venture Center, No. 20, Guannanyuan 1st Road, East Lake New Technology Development Zone, Wuhan (Wuhan Area, Free Trade Zone)

Tel.: [•]

Attn.: SHENG Heqiang

8.	Entry into Force, Term and Miscellaneous Provisions
8.1

Any written consents, suggestions and designations of Party A involved herein and any other decisions that have a substantial impact on the daily operation of Party B and Party B’s Subsidiaries shall be made by Party A’s board of directors and/or executive director.

8.2

This Agreement is executed by the parties hereto and take effect as of the date first written above herein. Unless Party A cancels this Agreement in advance, the term of this Agreement shall be terminated upon dissolution of both of Party B and Party B’s Subsidiaries in accordance with the laws of the PRC. Upon Party A’s request prior to the expiration of this Agreement, the Parties shall extend the term of this Agreement at Party A’s request and shall sign a separate business operation agreement or continue to perform this Agreement according to Party A’s requirements.

8.3

Notwithstanding the above, the Parties acknowledge that, in case of any change of Party B’s shareholding structure or any increase or decrease of shareholders and other circumstances, Party A, Party B, Party B’s Subsidiaries and all existing shareholders of Party B shall re-sign this Agreement, and this Agreement shall automatically be terminated and become invalid from the effective date of the business operation agreement re-signed by the foregoing Parties.

8.4

Within the term of this Agreement, Party B, Party B’s Subsidiaries and Party C shall not terminate this Agreement in advance. Party A shall have the right to terminate this Agreement at any time by giving a written notice to Party B, Party B’s Subsidiaries and shareholders Thirty (30) days in advance.

8.5

The Parties hereby acknowledge that this Agreement shall be a fair and reasonable agreement reached by the Parties hereto on the basis of equality and mutual benefit. If any provisions of this Agreement are deemed to be illegal or unenforceable by any applicable law, such provisions shall be deemed to have been deleted from this Agreement and become invalid, provided that any other provisions of this Agreement shall remain in force, and this Agreement shall be deemed to have not contained such provisions from the beginning. The Parties hereto shall mutually negotiate about the replacement of such provisions that are deemed to have been deleted with any legal and valid provisions acceptable to the Parties.

8.6

No failure by any Party to exercise its rights, powers or privileges under this Agreement shall be treated as a waiver of such rights, powers or privileges by such Party. No single or partial exercise by any Party of its rights, powers or privileges under this Agreement shall exclude any exercise by such Party of its other rights, powers or privileges under this Agreement.

8.7	This Agreement is written in Chinese and is executed in Four (4) original copies.
8.8	Party B, Party B’s Subsidiaries and Party C shall not transfer to any third party their rights and obligations under this Agreement unless they obtain the prior written consent of Party A.

In witness whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date first above written.

[The remainder of this page is intentionally left blank]

[This page is the signature page to the Business Operation Agreement]

Party A:

Legal or Authorized Representative: /s/ LIU Tongbo (Seal)

Party B:

Legal or Authorized Representative: /s/ SHENG Heqiang (Seal)

[This page is intentionally left blank as the signature page of the Business Operation Agreement]

Party C:

SHENG Heqiang

Signature:	/s/ SHENG Heqiang

ZHANG Shaobin

Signature:	/s/ ZHANG Shaobin

Annex I Party B’s Shareholders

S/N	Name of Shareholders	ID Card No.
1	SHNEG Heqiang	[•]
2	ZHANG Shaobin	[•]

Annex II Party B’s Shareholding Structure

S/N	Name of Shareholders	Amount of Contribution (CNY10000)	Equity Proportion
1	SHENG Heqiang	190	95%
2	ZHANG Shaobin	10	5%
	Total	200	100%

Annex III Power of Attorney

The following parties acknowledge that, for the purpose of the performance by the shareholders (“Authorizers”) of Wuhan Fangtang Education Technology Co., Ltd. (“Wuhan Fangtang”) of any specific obligations required by them as the shareholders of Wuhan Fangtang, all Authorizers hereby grant the authorization and sign this Power of Attorney (hereinafter referred to as “Power of Attorney”):

SHENG Heqiang, ZHANG Shaobin

(The above Authorizers are collectively referred to as “Authorizers”)

The Authorizers hereby irrevocably authorize to the maximum scope permitted by law Tianjin Studyvip Education Co., Limited ("WFOE") or its designated person or authorized representative (“Authorized Person”) to exercise all their shareholder rights corresponding to all voting shares (“Shares”) held by them in Wuhan Fangtang on behalf of the Authorizers, including but not limited to the rights to (1) propose to hold a meeting of shareholders, and receive any notices on the convening and proceedings of the meetings of shareholders; (2) participate in a meeting of shareholders and sign the relevant shareholder resolutions on behalf of the Authorizers; (3) exercise all shareholder rights enjoyed by the Authorizers according to the laws and the articles of association, including but not limited to the voting rights, the right to sell or transfer or pledge or dispose of all or any part of the Shares of the Authorizers and the right to decide any bonus and other matters; (4) designate and appoint, as the authorized representative of the Authorizers, the chairman, directors, supervisors, general manager, chief financial officer and other senior managers of Wuhan Fangtang at the meeting of shareholders of Wuhan Fangtang.

All powers of attorney in relation to any Shares that were issued by the Authorizers prior to the date of signature of this Power of Attorney shall be irrevocably revoked, and the Authorizers hereby warrant that they shall not issue a separate power of attorney in respect of any Shares. This Power of Attorney and any powers, rights or interests granted by it shall be irrevocable.

Except as otherwise agreed herein, all acts done by the Authorized Person in respect of any Shares of the Authorizers may be done at the Authorized Person’s sole discretion without any oral or written instructions of the Authorizers. The Authorizers hereby irrevocably acknowledge that all acts done by the Authorized Person in respect of any Shares of the Authorizers shall be deemed to be the acts done by the Authorizers and that all documents signed by the Authorized Person shall be deemed to be the documents signed by the Authorizers. In addition, the Authorized Person shall have the right to transfer such delegation and may delegate this authorization to any other individuals or entities designated by the board of directors of the WFOE.

Unless the Business Operation Agreement signed by Wuhan Fangtang, Authorized Person and Authorizers is terminated in advance for any reason, the term of this Power of Attorney shall be ten years from the date of signature hereof. Upon expiration of this Power of Attorney, the Authorizers shall, at the request of the Authorized Person, extend the term of this Power of Attorney according to the Authorized Person’s requirements.

This Power of Attorney shall be binding upon all senior managers, directors, agents, assigns and successors of the Authorizers.

In witness whereof, the Authorizers have caused this Power of Attorney to be executed on the 28th day of December, 2020.

[This page is the signature page to the Power of Attorney]

Authorizers
SHENG Heqiang
Signature:	/s/ SHENG Heqiang

ZHANG Shaobin
Signature:	/s/ ZHANG Shaobin

[This page is the signature page to the Power of Attorney]

Authorized Person

Tianjin Studyvip Education Co., Limited

Signature:	/s/ Liu Tongbo (Seal)

Name: LIU Tongbo

Position: Authorized Representative

Annex IV Letter of Acceptance of Rights and Obligations

Our company , ______, is a subsidiary of (hereinafter referred to as “______ ”) incorporated with on the____ day of_______ , and Wuhan Fangtang holds _____% of the shares/equity of _____% of the shares/equity of our company.

In accordance with the Exclusive Technical Consultation and Service Agreement (hereinafter referred to as “Agreement”) entered into by ______ Co., Limited and other parties on the ______ day of______ , our company as a newly added “Party B’s Subsidiary” under the Agreement shall join the Agreement pursuant to Section 3.3 of the Agreement.

Our company hereby agrees to join the Agreement as a newly added “Party B’s Subsidiary”, enjoy all rights under the Agreement and perform all our obligations under this Agreement in accordance with the Agreement, which shall come into force as of the date of signing of this Letter of Acceptance.

[               ] (Seal)

Legal Representative (Signature):

Date: